UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): May 21, 2009

iVoice Technology, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	333-120490	20-1862731
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 24, 2008, iVoice Technology, Inc. (the "Company") entered into a non-binding Letter of Intent with Atire Technologies, Inc. ("Atire") for the purpose of discussing and negotiating a merger of Atire into a wholly owned subsidiary of the Company. On February 1, 2008, the Company provided a secured loan to Atire for the sum of Thirty Thousand Dollars ($30,000) in the form of a Secured Promissory Note and Security Agreement (the “Note”).  On April 22, 2008, the Company notified Atire that is was terminating discussions with Atire. Atire breached the terms of repayment under the Note and subsequently, the Company filed suit against Atire and Robert F. Williams, a guarantor of the Note (“Williams”).

On May 21, 2009, the Company entered into a Stipulation of Settlement with Atire and Williams whereby Atire agreed to transfer to the Company all of its rights, title and interest in various assets of Atire (the “Assets”).  These assets include various machinery and supplies used in the fabrication of products from recycled tire rubber.  The Company has valued these acquired assets at Eighty Thousand Dollars ($80,000).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVoice Technology, Inc.
Date: June 4, 2009	By:	/s/ Jerome Mahoney
Jerome Mahoney
President and Chief Executive Officer